     Exhibit 23.1

Jaspers + Hall, PC

9175 East Kenyon Avenue, Suite 100

Denver, Colorado 80237

(303) 796-0099

June 9, 2006

U.S. Securities and Exchange Commission

Division of Corporation Finance

100 F Street, NE

Washington, DC 20549

RE: Probe Manufacturing, Inc. – Form S-8

Dear Sir/Madame:

We hereby consent to the incorporation by reference of our report as of December 31,  2005  relating to the audited financial statements of Probe Manufacturing, Inc. in the Form S-8 dated June 9, 2006.

Sincerely,

/s/ Jaspers + Hall, PC

Jaspers + Hall, PC

Denver, Colorado